Global Code of Ethics Policy

Key Points

•	All Barings Associates are required to abide by these rules as a condition of their employment. Failure to abide by these rules could lead to dismissal.

•	All Barings Associates are Access Persons.

•	If Associates do not comply with these rules they may be required to cancel or reverse any transaction in breach of these rules and any profit realised donated to a charity of Barings choosing. Any loss will be borne by the Associate.

•	If an Associate is prevented from dealing by this Policy they may not seek to get someone else to deal for them.

•	Access Persons’ personal securities transactions are subject to certain rules and regulations including pre-clearance and reporting obligations depending on the security in question. Before Access Persons buy or sell an investment they must check to see if the investment requires prior approval.

•	Personal securities transactions subject to this Code must be held for a minimum of 30 calendar days.

•	Accounts over which an Access Person exercises Investment Control or that he or she has a Beneficial Interest in are subject to the requirements of the Code including accounts of spouses and other Immediate Family members.

•	Access Persons are not allowed to invest in certain fixed income securities and derivative transactions as described further in the Code.

•	Access Persons must never knowingly use information concerning the investment intentions of Barings or its Clients for personal gain or in a manner detrimental to the interests of Barings or its Clients.

•	Access Persons should avoid any real or perceived conflict of interest whenever possible.

•	Exceptions to this Code must be approved by the Relevant CCO (or his/her designee).

Introduction / Policy Statement

The Global Code of Ethics Policy (“Code” or “Policy”) (i) establishes standards of business conduct related to personal securities transactions, holdings and related accounts (“personal trading”) that reflect the fiduciary duty of Barings to its Clients; (ii) establishes policies and procedures reasonably designed to detect and prevent activities that are or could be perceived as violating a fiduciary duty, breaching confidentiality obligations, or creating a conflict of interest; (iii) requires those subject to the Code to comply with the securities laws and regulations governing the conduct of Barings Associates.

For purposes of this Code, all Barings Associates are considered Access Persons. Certain other Access Persons are defined within Schedule D: Definitions. All Access Persons are required to acknowledge receipt of this Code and any amendments thereto in writing or electronically. Any person having questions as to the meaning or applicability of the Code should contact the Relevant Chief Compliance Officer (“Relevant CCO”) or his or her designee.

Capitalized terms used in the Code that are not otherwise defined, have the meanings contained in Schedule D: Definitions.

Requirements

PART ONE: STANDARD OF CONDUCT AND PERSONAL TRADING RESTRICTIONS

Article I: General Policies

A. Standard of Conduct

The principles that govern an Access Person’s personal trading and the standard of conduct include:

•	The affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of Clients;

•	The requirement that all personal trading be in compliance with the Code;

•	The fundamental expectation that an Access Person should not use their position for personal benefit at the expense of a Client or in any way that would create a conflict of interest with a Client; and

•	The requirement to comply with all applicable laws, rules, and regulations.

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

The Code does not attempt to identify all possible Conflicts of Interest. Literal compliance with the specific provisions of the Code will not excuse Access Persons from personal trading or other conduct that is illegal and/or violates Barings’ fiduciary duty to its Clients.

B. General Prohibitions

In connection with the purchase, sale or disposition of a Security, an Access Person may not directly or indirectly:

•	Knowingly use information concerning the investment intentions of or influence the investment decision making process of Barings or its Clients for personal gain or in a manner detrimental to the interests of Barings or its Clients;

•	Employ any device, scheme, or artifice to defraud Barings or its Clients;

•	Make any untrue statement of a material fact to Barings or its Clients;

•	Omit to state a material fact necessary in order to make any statement made to Barings or its Clients not misleading;

•	Engage in any act, practice, or course of business that operates or would operate as fraud, deceit, or breach of trust upon, or by, Barings, or its Clients; or

•	Engage in any manipulative practice with respect to Barings, or its Clients.

C. Confidentiality of Client Transactions

Until or unless disclosed publicly, all information concerning Securities Being Considered for Purchase or Sale will be kept confidential. Any disclosure outside of Barings should only be made as necessary in connection with affecting the transaction and pursuant to relevant Barings policies and procedures regarding the transaction.

Article II: Specific Policies for Access Persons

The following are specific policies that govern the personal trading of Access Persons. Unless otherwise subject to the Code by virtue of being an Associate of Barings, Trustees are only required to comply with the General Policies for Trustees section of the Code.

It is important to note that these policies not only govern the personal trading of Access Persons, but also apply to the personal trading done by Immediate Family members of such Access Persons and in any account where an Access Person or Immediate Family member has a Beneficial Interest or Investment Control (e.g. individuals living in the same household).

A. Access Persons Requirements

1. Use of PTA

Access Persons must use PTA for all reporting and pre-clearance purposes unless otherwise noted below. PTA is available 24 hours a day, 7 days a week for reporting needs, including certifications and disclosures. Each Access Person designated to utilize PTA is provided with a password and link to the PTA module by the Compliance Department. PTA can only be accessed through Barings’ systems and not through a regular internet portal, due to security measures.

Access Persons that are unable to report or pre-clear through PTA (e.g., not a designated user of PTA or otherwise unable to submit through PTA through remote access) should contact their relevant Compliance Department for assistance. Please be mindful that assistance with pre-clearance requests and reporting needs may be limited or delayed when made on days or during hours when the Access Person’s local Barings office is closed.

2. Reporting and Certifications

a. Initial Reportable Accounts and Holdings Report and Certifications

In addition to disclosing all Reportable Accounts, each new Access Person must file an Initial Holdings Report disclosing the following for each Reportable Security in which they have direct or indirect Beneficial Interest and/or Investment Control:

•	The name and type of Security;

•	The exchange ticker symbol, ISIN, CUSIP number or relevant security identifier (as applicable);

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

•	The number of shares and principal amount;

•	The name of brokers or other service providers of Reportable Accounts; and

•	Submission date.

Access Persons must submit an Initial Holdings Report with a certification that they (i) have read and understand the Code; (ii) are subject to and will comply with its requirements; and (iii) have reported all Reportable Securities holdings and Reportable Accounts. The Initial Holdings Report must be submitted by a date prescribed by the relevant Compliance Department but no later than 10 calendar days from becoming an Access Person. Information must be current as of a date no more than 45 calendar days prior to becoming an Access Person.

Personal trading is restricted until this report is filed.

b. Quarterly Transaction Report and Certification

Access Persons must file a quarterly report (“Quarterly Transaction Report”) certifying that they have reported all Reportable Security transactions in which they had a Beneficial Interest or Investment Control during the quarter. The Quarterly Transaction Report must be submitted no later than 30 calendar days after the end of each calendar quarter. This report is required even if there are no transactions in Reportable Securities during the quarter.

Specifically the Quarterly Transaction Report must disclose the following:

•	The transaction dates (i.e. trade dates including any gifts received during the quarter);

•	The name and type of Security;

•	The exchange ticker symbol, ISIN, CUSIP number, or relevant security identifier (as applicable);

•	The number of shares, units and principal amount held;

•	The interest rate and maturity date (if applicable);

•	The nature of the transaction (e.g., purchase, sale, or other type of acquisition or disposition);

•	The transaction price;

•	The name of brokers or other service providers of Reportable Accounts; and

•	Submission date.

While only required annually, Access Persons may also want to consider providing adjustments to their holdings as a result of an Automatic Investment Plan activity, or other transaction exempt from pre-clearance but subject to reporting under the Code on a quarterly basis in an effort to make his or her annual holdings reporting easier.

c. Annual Holdings Report and Certification

Access Persons must file an annual report (“Annual Holdings Report”) certifying that they have reported all Reportable Securities holdings and Reportable Accounts and disclosed the following:

•	The name and type of Security;

•	The exchange ticker symbol, ISIN, CUSIP number, or relevant security identifier (as applicable);

•	The number of shares, units and principal amount held;

•	The name of brokers or other service providers of Reportable Accounts;

•	Adjustments to Securities due to an Automatic Investment Plan, Involuntary Purchase or Sale, Gift Receipt, or other transaction exempt from pre-clearance but subject to reporting under the Code; and

•	Submission date.

The Annual Holdings Report must be submitted no later than the date falling 30 calendar days after Barings’ fiscal year-end, which is December 31st . The information contained in the Annual Holdings Report must be current as of a date no more than 45 calendar days prior to the date the report was submitted. This report is required even if there are no Reportable Securities currently held in any accounts.

d. Exemptions from Initial Holdings Report, Quarterly Transaction Report and Annual Holdings Report

All Reportable Security transactions and holdings must be reported except for those listed as exempt from reporting on Schedules A and B of this Code or where the Relevant CCO or his or her designee has otherwise granted an exemption to this requirement.

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

e. Periodic Code Certifications

As amendments to the Code occur and or as requested by the Relevant CCO or his or her designee, Access Persons must submit a certification that they (i) have read and understand the Code; and (ii) are subject to and will comply with its requirements.

3. Reportable Accounts

a. Reportable Account Statements and Duplicate Confirmations

Access Persons must arrange for copies of confirmations of all Reportable Securities transactions and periodic Reportable Account statements to be sent by brokers or other service providers directly to their relevant Compliance Department in a timely manner. Confirmations and contract notes must be delivered by the date falling 10 business days following a transaction. Reportable Account statements must be submitted on at least a quarterly basis and must be delivered within 30 calendar days after the end of each quarter.

If an Access Person’s broker or service provider is unwilling or unable to provide statements by the deadlines noted above, the Access Person should contact the relevant Compliance Department to receive an exception to the reporting deadline. If an Access Person’s broker or service provider is unwilling or unable to send confirmations and statements directly to the Access Person’s relevant Compliance Department, it is the responsibility of the Access Person to ensure that his or her relevant Compliance Department receives copies of all such documentation within the prescribed deadlines.

b. Requirement for Approved and Select Brokers – For U.S. based Access Persons only

U.S. based Access Persons ONLY hired after November 1, 2009 can only conduct personal trading with brokers offering electronic data feeds who have also been approved by the Compliance Department (“Select Brokers”) (This requirement does not apply to Non-US based Access Persons in Europe or Asia). The Compliance Department will make arrangements for the delivery of confirmations and holdings directly to PTA on the Access Person’s behalf when the Reportable Account is held with a Select Broker. The current list of Select Brokers, which is subject to change from time to time, can be found on the PTA homepage.

Upon hire, U.S. based Access Persons have 90 calendar days to transfer a Reportable Account to a Select Broker. If a U.S. based Access Person’s hire date was prior to November 1, 2009, his or her Reportable Accounts can continue to be maintained with broker-dealers who have been approved by the Compliance Department (“Approved Brokers”), a list which also includes Select Brokers. However, any newly established Reportable Account is subject to the Select Broker requirement.

The following types of Reportable Accounts do not require the use of Approved or Select Brokers:

•	U.S. 401(k) Plans or non-U.S. equivalent;

•	U.S. 403(b) Plans or non-U.S. equivalent;

•	U.S. 529 College Savings Plans or non-U.S. equivalent;

•	Direct-hold accounts or accounts where positions are held in certificate form;

•	Accounts in which the Access Person has Beneficial Interest but no direct or indirect Investment Control (a “Managed Account”);

•	Accounts held with a Registered Investment Company’s transfer agent; and

•	Accounts held with OppenheimerFunds Inc., Massachusetts Mutual Life Insurance Company (“MassMutual”) or MML Investors Services.

c. Establishing New Reportable Accounts

Newly established Reportable Accounts must be disclosed promptly in PTA and always prior to the execution of any pre-clearable transaction.

4. Personal Trading Restrictions and Procedures

a. Requirement to Pre-clear Transactions

No Access Person can purchase or sell any Reportable Security in which he or she has, or as a result of such transaction will establish, Beneficial Interest or Investment Control without obtaining pre-clearance as prescribed below.

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

All Reportable Security transactions must be pre-cleared prior to execution using PTA (or through another process prescribed by the relevant Compliance Department) except for those listed as exempt from pre-clearance on Schedules A and B of this Code or where the Relevant CCO or his or her designee has otherwise granted an exemption to this requirement. Pre-clearance requests can only be entered into PTA on business days designated by the Access Person’s relevant entity and are valid through the end of the business day during which they were submitted (until 11:59 p.m. local time). Requests entered outside of these designated days will automatically be denied. Special arrangements will need to be made with the Compliance Department for foreign market transactions.

Pre-clearance of private investment funds (including those advised or sub-advised by Barings), Limited Offerings, or Initial Public Offerings follow a special approval process and are not handled in PTA. Access Persons must contact the relevant Compliance Department to request pre-clearance of such Securities.

The approval of a pre-clearance request does not supplant an Access Person’s obligation to otherwise comply with the requirements of the Code.

b. Restricted Issuers and Securities

No Access Person can trade in a Security or Issuer currently included on the Restricted List maintained in PTA.

Access Persons are prohibited from trading in Restricted Fixed Income Instruments. Please refer to Schedule B of this Code for more information.

Although Open-End Investment Companies are not subject to the pre-clearance requirement, there may be times when the Compliance Department restricts trading in a Reportable Fund (e.g. Barings Funds Trust). The Compliance Department will communicate periods during which a Reportable Fund would be restricted using Barings’ intranet site or other similar means of communication.

c. Limited Offerings, Initial Public Offerings and Co-Investments

Limited Offerings of Securities and Initial Public Offerings:

Access Persons are prohibited from investing in any Initial Public Offering of Securities or any other type of Limited Offering (whether public or private) absent written approval from the Relevant CCO or his or her designee.

Pre-clearance requests for such offerings must be submitted manually to the Relevant Compliance Department using a form obtained from the Relevant Compliance Department. If approved, the approved request will remain in effect for 90 calendar days. Any subsequent purchases or dispositions, including any changes made to the intended purchase or sale amount, require additional approval.

Co-Investments:

Pre-clearance requests related to the purchase or disposal of interests in unregistered or unauthorized Funds, given the nature of such investments and the potential conflicts associated therewith, may also be subject to other policies (e.g. for U.S. based Access Persons, Barings LLC’s Employee Co-Investment Policy. Requests for such investments must be initiated by contacting the Relevant Compliance Department, and will be granted on a case by case basis under the Code and in accordance with the relevant local policy.

d. Open Orders

Access Persons are prohibited from transacting in a Reportable Security subject to pre clearance related to any issuer where on that same day (i) the issuer is being considered for purchase and sale for a Client Account, (ii) there exists an actual Open Order related to the issuer for a Client Account or (iii) the issuer was actually purchased or sold for a Client Account earlier that same day.

e. “Blackout” Period

Access Persons are subject to an additional “blackout” period whereby they cannot purchase or sell any Reportable Security that is subject to pre-clearance in a Reportable Account within the number of calendar days noted below before or after the purchase or sale of the same Issuer for any Client managed by Barings. Any profits realized or losses avoided with respect to such purchase or sale can be subject to disgorgement. Access Persons will not be deemed to have violated this requirement if the transaction involved a Security exempt from the pre-clearance requirement, meets the Large Cap/De Minimis provisions noted below, OR if the transaction occurred in the calendar day period prior to or in the calendar day period after a trade by a Client account in the same issuer as long as the

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

Compliance Department can reasonably determine that the Access Person did not know and had no reason to know that the trade of a Client account was being considered.

The “Blackout” Periods are as follows:

•	Access Persons located in Taiwan – 7 days

•	Access Persons located in all other jurisdictions – 5 days

f. Large Cap/ De Minimis Provision

An Access Person that requests pre-clearance for a transaction that would otherwise be denied solely because (i) the Security is Being Considered for Purchase or Sale or (ii) the Security is contemporaneously trading in a Client account, may receive approval from the Compliance Department provided that:

•	The issuer of the Security has a market capitalization exceeding U.S. $3 billion (or the equivalent in another currency) (“Large Cap Security”); and

•	The aggregate amount of such Access Person’s transactions across all of his or her Reportable Accounts in the Large Cap Security does not exceed:

•	For equity securities: 10,000 shares within any consecutive 5 calendar day period

•	For fixed income Securities: U.S. $100,000 principal amount (or the equivalent in another currency) within any consecutive 7 calendar day period.

Such transactions will be subject to all other provisions of the Code.

g. Special Order Types

Access Persons are permitted to enter into limit/stop orders (please see below for specific jurisdictional requirements). Pre-clearance approval must be obtained in PTA on the date that the original order is entered into with the broker. When requesting pre-clearance, Access Persons must identify the proposed transaction as a limit/stop order and indicate the limit/stop price of the transaction. If the pre-clearance request is not identified as a limit/stop order, it will be treated as a market order and any approval received will only be valid for that day. Limit/stop order approvals in all jurisdictions except Taiwan must be executed within 5 calendar days of the pre-clearance request. Access Persons may choose any term or expiration for the limit/stop order that is less than or equal to 5 days. .. If an Access Person wishes to amend the terms of the limit/stop order after receiving approval, he or she must enter a new pre-clearance request identifying the new terms of the proposed transaction. After 5 calendar days an unexecuted limit/stop order must be resubmitted for pre-clearance. Any cancellation of a limit/stop order must be submitted for pre-clearance.

Limit/stop order approvals in Taiwan must be executed on the same day as the pre-clearance request

The execution of a transaction originally pre-cleared as a limit/stop order must be reported on the next Quarterly Transaction Report.

For the avoidance of doubt, no Access Person can execute a Good Till Cancel market order.

h. Short Sales and Derivatives

Access Persons are permitted to engage in short sales and derivative transactions (e.g. futures and options) on exchange traded funds, indexes or currencies. Access Persons may also enter into derivative transactions on commodities and Direct Obligations of the Government of the United States. Such transactions are exempt from the pre-clearance requirement, but are required to be reported. See Schedule B for more detail. Short selling activity or any other form of derivative trading is prohibited.

i. Ban on Short Term Trading

Access Persons, in all jurisdictions except Japan, may not sell a Reportable Security or affect the equivalent (e.g. close out a derivative position) within 30 calendar days of last purchase, or buy a Reportable Security or affect the equivalent within 30 calendar days of last sale. For Access Persons located in Japan, the ban on short term trading is 180 days. Share lots will be accounted for by utilizing the last-in-first-out (“LIFO”) method. This restriction does not apply to Reportable Securities and/or Reportable Accounts (i.e. managed accounts approved by Compliance) exempt from pre-clearance.

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

Access Persons should note that there may be other holding period restrictions that might apply to personal securities transactions. See Section 16 Insider Short Swing Profit Prohibition and Excessive Trading and Market Timing sections below.

Certain Access Persons subject to Barings remuneration policies may be subject to additional restrictions. Please see the relevant remuneration policies for these additional requirements.

j. Section 16 Insider Short Swing Profit Prohibition

Access Persons who are “insiders” under Section 16 of the Securities Exchange Act of 1934 or Section 30(h) of the 1940 Act are subject to a short swing profit prohibition that requires any profit realized from the purchase and subsequent sale or sale and subsequent re-purchase of a Security within a period of less than six months to be refunded to the issuer.

k. Excessive Trading and Market Timing

Access Persons are strongly discouraged from engaging in excessive trading of Reportable Securities and should expect additional scrutiny when the volume of personal trading is high. The Compliance Department monitors personal trading and pre-clearance volume and can place restrictions and/or recommend disciplinary action if there appears to be a pattern of excessive and/or questionable trading. This restriction only applies to Reportable Securities that require pre-clearance.

Please note that Access Persons that invest in an Open-End Investment Company advised or sub-advised by Barings or participate in MassMutual’s 401(k) Plan, are subject to the market timing and excessive trading policies established by those entities.

l. Gifts of Securities

With regard to a Gift of Securities given or received by an Access Person, the gift itself does not have to be pre-cleared. However, the transaction(s) must be reported on the next Quarterly Transaction Report following the date of the gift. A subsequent sale of the Security will be subject to pre-clearance if the Access Person has a Beneficial Interest in the Security and/or Investment Control over the account in which the Security is held.

m. Investment Clubs

Access Person are prohibited from participating in investment clubs (i.e., a group of individuals who pool their assets and make joint decisions on how to invest).

n. Duty to Disclose Conflicts

Prior to making any recommendation that Barings buy or sell any Security of an issuer for any Client, any individual making such recommendation is required to disclose to the Compliance Department and their management if they (i) have Beneficial Interest or Investment Control of any Securities of the recommended issuer and whether such Beneficial Interest or Investment Control represents a material interest in such issuer (e.g. owning more than 5% of the total outstanding voting shares of such issuer); or (ii) have a real or perceived Conflict of Interest in connection with the Security.

This requirement does not apply to Securities traded or held by Private Investment Funds managed directly or indirectly by Barings to the extent that an individual making a buy or sell recommendation may be deemed to have a Beneficial Interest or Investment Control of any such Security solely by reason of such individual having invested in such fund or being entitled directly or indirectly to receive part of the performance fee or allocation paid by any such fund.

PART TWO: RELEVANT CCO RESPONSIBILITIES

Article I: Relevant CCO

A. Appointment

Each Barings entity that has adopted this Policy has designated a Relevant CCO who will have the authority and responsibility to administer this Code. Additionally, the Relevant CCO can designate persons to act on his or her behalf including handling, without limitation, pre-clearance requests, reviewing transaction and holding reports submitted by Access Persons and granting exceptions to the Code as appropriate.

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

B. Primary Responsibilities

The Relevant CCO or his or her designee must be familiar with investment compliance practices and policies and report any material matter to the Chairman, President, CEO, General Counsel, and/or the relevant governance committee.

The Relevant CCO is responsible for:

•	Furnishing Access Persons with a copy of the Code and any amendments thereto, and periodically informing them of their duties and obligations there under;

•	Developing policies and procedures designed to implement, maintain, and enforce the Code;

•	Conducting periodic training to explain and reinforce the terms of the Code;

•	Conducting periodic reviews of the reports required to be submitted by Access Persons under the Code, the scope and frequency of such review to be determined by the relevant CCO or his or her designee;

•	Interpreting and answering questions regarding the Code, as they relate to laws and regulations;

•	Overseeing the manner of disposition of any profits required to be disgorged in conformance with the Code and related guidelines;

•	Maintaining confidential information regarding personal trading and holdings and only disclosing such information to persons with a clear need to know, as appropriate, including state and federal regulators;

•	Reviewing this Code on a regular basis and recommending material amendments to Barings’ Chairman, President, CEO, General Counsel, and/or the committee at the relevant entity responsible for oversight of such matters, as appropriate; and

•	Granting and documenting exceptions or exemptions on an individual or a class basis, to any of the provisions of the Code, provided that such exceptions or exemptions are consistent with the principles of the Code, and the requirements of applicable laws and regulations.

PART THREE: GENERAL INFORMATION

Article I: Liability for Losses

Barings and/or its Clients are not liable for any losses incurred or profits avoided resulting from the implementation or enforcement of the Code. The ability to purchase and sell Securities is limited by the Code and trading activity by Barings and/or its Clients can affect the timing of when a Security can be bought or sold by an Access Person.

Article II: Violations

A. Reporting of Violations

Actual or potential violations of the Code will be brought to the immediate attention of the Relevant CCO or his or her designee. It is a violation of the Code to deliberately fail to report a violation or withhold pertinent information.

Good faith reporting of suspected violations of the Code by others will not subject the reporting person to penalty or reprisal by Barings.

Associates may exercise their rights to directly contact any regulatory authority, government agency or entity, to report possible violations of law or make other disclosures under applicable whistleblower laws. Nothing in this policy is intended or should not be construed to restrict, discourage or interfere with communications or actions protected or required by state or federal laws or regulations. Associates do not need prior authorization of Barings or their management to make any such reports or disclosures and will not be retaliated against for making such reports or disclosures.

B. Penalties for Violations

Penalties for violating applicable relevant rules and regulations can be severe for both the Access Persons involved in such unlawful conduct and Barings. Access Persons can be subject to penalties even if they do not personally benefit from the violation. Penalties can include civil injunctions, disgorgement of profits made or losses avoided, jail sentences, or fines.

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

Any violation of the Code can also be subject to sanctions imposed by Barings as deemed appropriate by the Relevant CCO or his or her designee. Such sanctions can include but are not limited to: written warnings, fines, bans on personal trading, disgorgement of profits, personnel action (e.g., termination of employment) or referral to civil or criminal authorities. A schedule of sanctions is available upon request from the Compliance Department.

Sanctions for violation of the Code by either an Interested Trustee who is not an Access Person of Barings or a Disinterested Trustee of a Fund will be determined by the relevant CCO or his or her designee and the relevant Fund chief compliance officer.

Article III: Amendments

Material amendments to the Code will be approved by the Relevant CCOs, Barings’ Conflicts Committee (or the equivalent committee at the relevant entity responsible for oversight of such matters). Material amendments to the Code will be reported to the relevant Board of Managers/Directors for review at the next meeting following such amendment.

The Funds respective Boards of Trustees must approve any material amendments to the codes of ethics of the Fund and its investment adviser within six months of the adoption of the material amendments in accordance with the requirements of Rule 17j-1.

The Relevant CCO or his or her designee will provide each Access Person with a copy of any amendments to the Code.

Article IV: Hardship

In certain circumstances of hardship, an exception can be requested of the Relevant CCO or his or her designee with respect to otherwise prohibited transactions. In the event that an exception is granted, any profits realized or losses avoided on such transactions can be subject to disgorgement.

Conflict Resolution and Escalation Process

Associates should immediately report any issues they believe are a potential or actual breach of this Policy to their relevant business unit management and to the Relevant CCO. The Relevant CCO or designee will review the matter and determine whether the issue is an actual breach and whether to grant an exception, and/or the appropriate course of action. When making such determination, the Relevant CCO or designee may, as part of his/her review, discuss the matter with relevant business unit management, members of the Global Management Team, governance committees or other parties (i.e. legal counsel, auditor, etc).

The Relevant Compliance Department can grant exceptions to any provision of this Policy so long as such exceptions are consistent with the purpose of the Policy and applicable law, are documented and such documentation is retained for the required retention period. Any questions regarding the applicability of this Policy should be directed to or the Access Person’s Relevant Compliance Department.

Schedule A

PRE-CLEARANCE/REPORTING EXEMPTIONS RELATED TO FUNDS AND OTHER COLLECTIVE INVESTMENT VEHICLES

(Definitions for italicized terms may be found in Schedule D: Definitions.)

Security/Transaction Type	Exempt From Pre-Clearance?	Exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?
Money Market Funds (including those advised and sub-advised by Barings)	Yes	Yes

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

Security/Transaction Type	Exempt From Pre-Clearance?	Exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?
Shares of an Open-End Investment Company[3] that is not deemed to be a Reportable Fund	Yes[3]	Yes[3]

Co-investments and carried interest relating to products sponsored or managed by the Company or an affiliate of the Company, where such investments are made or awarded as part of the set-up of the relevant product	Yes	Yes

Awards made under the Company’s Long Term Incentive Plan (including any re-balancing)	Yes	Yes

Reportable Fund that is an Open-End Investment Company (i.e. Premier, Series, BFT, or OFI Funds)	Yes	No4

Reportable Fund that is a Closed-End Investment Company	No	No

Exchange-Traded Fund	Yes	No

UCITS, Unit Trusts, Mutual Funds, Tochin Funds and OEICs authorized or registered for retail investors that meet the definition of an Open-End Investment Company	Yes	Yes

UCITS, Unit Trusts, OEICs and Authorized Non-UCITS Retail Schemes that DO NOT meet the definition of an Open-End Investment Company	No	No

Closed-End Investment Company “Closed-End Fund”	No	No

“Shadow Shares” of a Reportable Fund traded on the NYSE	No5	Yes

Real Estate Investment Trusts (REITS)	No	No

Schedule B

PRE-CLEARANCE/REPORTING EXEMPTIONS

(Definitions for italicized terms may be found in Schedule D: Definitions.)

Securities or transaction types not included below are presumed to be subject to the pre-clearance and reporting requirements of this Policy.

Security/Transaction Type	Exempt From Pre-Clearance?	Exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?
Bank Certificate of Deposit	Yes	Yes

Bankers Acceptance	Yes	Yes

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

Security/Transaction Type	Exempt From Pre-Clearance?	Exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?
Commercial Paper	Yes	Yes

Repurchase Agreement	Yes	Yes

Security traded by a Barings Private Investment Fund[1]	Yes[1]	Yes[1]

Spread bets relating to sports events or indices	Yes	Yes

Spot FX, cash (including foreign currencies), cash equivalents (e.g UK National Savings Schemes) and traveler’s checks	Yes	Yes

Dealings on LIFFE (London International Financial Futures and Options Exchange) where the investment relates to an index	Yes	No

Securities traded in an Automatic Investment Plan (“AIP”)[2]	Yes - Only upon pre-approval by the Compliance Department	Partially – Not reportable on Quarterly Transaction Report, but must be reported on the Initial Holdings Report and updated annually on the Annual Holdings Report.

Life or general insurance policies including variable annuities and/or variable life insurance	Yes	Partially – Not reportable except those variable products that track a Reportable Fund advised/sub-advised by Barings or a member of the MassMutual family.[4]

Municipal Bond	Yes	No

Exchange-Traded Fund	Yes	No

Derivative based on an ETF, index, currency, commodity or on a Direct Obligation of the Government of the United States	Yes	No

Involuntary Purchase or Sale Transaction	Yes	No

Gifting of Securities	Yes – However, any subsequent transaction must be pre-cleared if Access Person has Beneficial Interest and/or Investment Control	No

Granting of Stock or Stock Option	Yes – However, any subsequent transaction must be pre-cleared (e.g. stock option grant is exempt but exercise is not)	No

Transactions for which you have No Direct or Indirect Control (e.g. transaction done in a “managed” account)	Yes - Only upon pre-approval of the Reportable Account by the Compliance Department	No

Mortgage-backed Securities / Government Sponsored Entities (e.g. agency bonds including GNMA, FNMA, FHLMC, SLMA)	No	No

Sovereign Bonds issued by the	Yes	Yes

Global Code of Ethics Policy	- 11 -

Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

Security/Transaction Type	Exempt From Pre-Clearance?	Exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?
following countries – United States, United Kingdom, Taiwan, South Korea, Japan and Hong Kong

Sovereign Bonds issued by any other country not mentioned above	No	No

Premium Bonds, gilts (and other OECD government securities), savings certificates	Yes	Yes

Hong Kong Government Bond Programme including iBond Series, Silver Bond Series and Exchange Fund Bill and Notes	Yes	Yes

Enterprise Investment Schemes (EIS), Venture Capital Trusts (VCT)	No	No

1.	To the extent that an Access Person is deemed to have Beneficial Interest and/or Investment Control of Securities traded or held by a Barings Private Investment Fund solely by reason of having invested in the Barings Private Investment Fund or being entitled directly or indirectly to receive part of the performance fee or allocation paid by such Barings Private Investment Fund, the Access Person does not need to report the Barings Private Investment Fund’s trades and holdings. The Barings Private Investment Fund’s trades and holdings will be deemed incorporated into the reports submitted by the Access Person. A “Barings Private Investment Fund” is a fund managed directly or indirectly by Barings that is exempt from registration as an Investment Company under the 1940 Act.
2.	Any transaction that overrides the preset schedule or allocation means the program no longer qualifies as an Automatic Investment Plan.
3.	All Closed-end investment companies irrespective of who the manager is are not exempt from pre-clearance. Please refer to the definition of Closed-End Investment Company.
4.	Holdings of Reportable Funds in the MassMutual 401(k) plan or any other Barings offered benefit plan or pension plan (including the Group Variable Universal Life (GVUL) product) do not need to be separately reported, unless directed by the Relevant CCO. Such holdings will be deemed incorporated into the reports submitted by Access Persons. However, Reportable Funds held in variable annuities or life insurance products must be reported.
5.	Transactions in “Shadow Shares” of a Reportable Fund traded on the NYSE cannot be pre-cleared through PTA and therefore must be manually pre-cleared through the Compliance Department.

Schedule C

REPORTABLE ACCOUNT EXEMPTIONS

(Definitions for italicized terms may be found in Schedule D: Definitions.)

Account types not included below are presumed to be Reportable, and transactions done within such accounts are presumed to be subject to the pre-clearance and reporting requirements of this Policy.

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

Account Type	Are Transactions within the Account exempt from Pre-Clearance?	Is the Account, its holdings and transactions exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?	Is pre-approval required from the Compliance Department for the exemption?
Mutual Fund And Retirement Accounts

Barings Sponsored Retirement Plan accounts that only offer Reportable and Non-Reportable Fund investment Options	Yes	Yes	No

Barings Sponsored Retirement Plan accounts that allow for investments in individual securities, closed end funds or other Reportable Securities subject to the preclearance requirements of the Code	No	No	N/A

401(k) plans (or local equivalent) (excluding the MassMutual 401(k) or other pension account offered by a Barings entity related to your employment) which only offer non- Reportable Funds as investment choices (yours or your spouse’s account)	Yes	Yes	No

UTMA or UGMA accounts (or local equivalent) for a minor child where someone other than you is the custodian	Yes	Yes	No

529 Plans (or local equivalent) that can only invest in non-Reportable Funds (if the Plan can hold Reportable Funds then it is subject to all the relevant reporting requirements of the Code)	Yes	Yes	No

SIPPs and other Retirement or Pension Accounts that only hold Open-End Investment Companies as defined by the Code that are not Reportable Funds	Yes	Yes	No

SIPPs and other Retirement or Pension Accounts that hold Reportable Securities	No	No	N/A

Other Accounts

For all access persons employed by or associated with an entity outside the United States only - brokerage or other types of accounts which only hold Non-Reportable Funds and do not hold any Reportable Securities (Please note that if the Access Person chooses to purchase Reportable Securities in the future, then such account will be subject to both the pre-clearance and reporting requirements of the Code). For avoidance of doubt – individuals employed or associated with a US entity must report all brokerage accounts that can hold reportable securities, whether or not such accounts currently hold any Reportable Securities	Yes	Yes	No

Cigna Choice Fund HSA Health Savings Account - DEVENIR Self-Directed Mutual	Yes	Yes	No

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

Account Type	Are Transactions within the Account exempt from Pre-Clearance?	Is the Account, its holdings and transactions exempt from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report?	Is pre-approval required from the Compliance Department for the exemption?
Fund Program option

Cigna Choice Fund HSA Health Savings Account - TD Ameritrade Self-Directed Investment Program	No	No	No

Accounts setup solely for an employee stock option plan, dividend re-investment plan, or other direct investment programs	Yes	No	No

Accounts where you’ve been given, but do not currently exercise, Power of Attorney Note: account becomes reportable when the Power of Attorney is activated	Yes	Yes	No

Accounts where you’re listed as a future beneficiary or the registrant upon death of the account owner (“Transfer on Death” or TOD accounts).

Note: account becomes reportable when triggering event occurs.

	Yes	Yes	No

Accounts of a Roommate not meeting the definition of Immediate Family	Yes	Yes	No

Cash ISAs, Junior ISAs and Lifetime ISAs that does not currently hold or cannot hold Reportable Securities	Yes	Yes	No

Accounts Requiring Pre-Approval For Exemption

Accounts in which the Access Person has Beneficial Interest but no direct or indirect Investment Control (i.e. an account managed by an adviser or a trust being managed by an entity)	Yes	No	Yes

Accounts in which the Access Person has direct or indirect Investment Control but no Beneficial Interest	Yes	No	Yes

Accounts for which the Access Persons makes the investment asset class or strategy choice, but specific decisions are made by the manager (for example – Australian Superannuation Funds).	Yes	Yes	Yes

Schedule D

DEFINITIONS

Capitalized terms used in the Code (unless noted otherwise) are defined as follows:
1940 Act - The Investment Company Act of 1940.

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

Access Person - An Access Person includes:
1.	Any Associate of Barings.

2.	Any director, trustee, officer or employee of a Fund or Barings (or of any company in a control relationship to the Fund or Barings) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Securities, or who makes any recommendation with respect to such purchases or sales.

3.	Any other person as determined by the Relevant CCO as a result of such person’s relationship with a Fund or Barings who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Securities by a Fund. Any director, officer or general partner of a principal underwriter to a Fund who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of a Security.

Advisers Act - The Investment Advisers Act of 1940.

Associate - An Associate includes: (i) any employee of Barings; (ii) any person who provides investment advice on behalf of Barings and is subject to the supervision and control of Barings; (iii) any contractor, consultant or other temporary employee hired, engaged or performing services by or on behalf of Barings for a period of 30 days or more unless otherwise exempted by the Relevant CCO; or (iv) any other individual as the relevant CCO deems appropriate.

Automatic Investment Plan - A program in which regular periodic transactions are made automatically in Securities in accordance with a predetermined schedule and allocation. Automatic Investment Plans include automatic dividend reinvestment plans, stock purchase plans and payroll contributions into an employer-offered retirement/401(k) plan or equivalent in other jurisdictions.

Barings - Barings LLC and each of its subsidiaries which may from time to time adopt this Code.

Barings SIPP- Self-invested personal pension established to fund the employee retirement benefit plans for employees of Barings (U.K.) Europe Limited.

Being Considered for Purchase or Sale - A Security is deemed as “Being Considered for Purchase or Sale” when a recommendation has been conveyed between investment professionals or, with respect to the person making the recommendation, any time during which such person seriously considers making such a recommendation.

Beneficial Interest - Any instance where an Access Person or any member of his or her Immediate Family can directly or indirectly derive a monetary/financial interest from the purchase, sale, disposition or ownership of a Security.

An Access Person is considered to have a Beneficial Interest in Securities: (a) owned by the Access Person solely in his/her name or jointly with another; (b) owned through an account or investment vehicle for his/her benefit (e.g., IRA, trust, partnership, etc.); or (c) owned directly, indirectly or jointly by an Immediate Family member.

Examples of indirect monetary/financial interests include but are not limited to: (a) interests in partnerships and trusts that hold Securities but does not include Securities held by a blind trust or by a trust established to fund employee retirement benefit plans such as 401(k) plans; (b) a performance-related fee received by the Access Person for providing investment advisory services; and (c) a person’s rights to acquire Securities through the exercise or conversion of any derivative instrument, whether or not presently exercisable.

Relevant CCO - The Chief Compliance Officer or equivalent of each Barings entity.

Client - person or entity that has an investment advisory or investment sub-advisory services agreement with Barings.

Closed-End Investment Company (“Closed-End Funds”) - An Investment Company as defined under the 1940 Act that does not issue or have outstanding redeemable securities. Closed-End Investment Companies typically issue a set number of shares and distribute such shares to investors in a public offering, similar to the way corporate Securities are issued and distributed. A Closed-End Investment Company’s capitalization is often fixed unless an additional public offering is made. After the initial public offering, shares are distributed and anyone who wants to buy or sell shares does so in the secondary market (either on an exchange or over the counter). Closed-End Investment Companies are also commonly known as “Closed-End Funds.”

Compliance Department - The Access Person’s relevant Compliance Department.

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

Direct Obligation of the Government of the United States - Any Security directly issued or guaranteed as to principal or interest by the United States. Examples of direct obligations include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury Securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal of Securities). Agency bonds, including Government National Mortgage Association (GNMA),Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC) and Student Loan Mortgage Association (SLMA) bonds, are not Direct Obligations of the Government of the United States.

Disinterested Trustee - A Trustee of a Registered Investment Company who is not an “interested person” within the meaning of Section 2(a)(19) of the 1940 Act.

Exchange-Traded Fund (“ETF”) - A type of Investment Company whose investment objective is generally to achieve the same return as a particular market index. An ETF primarily invests in the Securities of companies that are included in a given market index; investing in either all or a representative sample of the Securities included in the index.

It should be noted that just because an ETF may trade on an exchange, it does not automatically meet this Policy’s definition of Exchange-Traded Fund. To meet this Policy’s definition of an Exchange-Traded Fund, the fund must be tied to an index. Access Persons should consult the fund’s prospectus and/or consult with Compliance with questions on determining how to classify a fund for purposes of pre-clearance and reporting requirements.

Fund - Any commingled investment vehicle, that has adopted the Code as its own to satisfy applicable regulatory requirements or for which the Relevant CCO deems this Code to be applicable.

Gift of Securities- The transfer of Securities where there is no money or other benefit given/received in exchange (i) from you to another party; (ii) between members of an Access Person’s Immediate Family ; or (iii) to you over which you do not control the timing.

Immediate Family – Individuals related by blood, marriage, adoption, domestic partnership (registered or unregistered) or civil union and whom live in the same household. Examples include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, “significant other”, sibling, mother -, father-, son-, daughter-, brother or sister-in-law, or any person related by adoption who resides in the same household with the Access Person. The Relevant CCO, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect Beneficial Interest in or Investment Control of Securities held by a member of the Access Person’s Immediate Family does not exist or is too remote for purposes of the Code.

Initial Public Offering (“IPO”) - Generally, an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934. This also includes equivalent offerings elsewhere in the world.

Interested Trustee - A Trustee of a Registered Investment Company who is an “interested person” within the meaning of Section 2(a)(19) of the 1940 Act.

Investment Control - Any instance where an Access Person, or an Immediate Family member exercises direct or indirect influence or control over the purchase, sale, disposition or ownership of a Security.

Examples of Investment Control include, for example: (a) an account over which a Access Person exercises investment decision-making authority under a power of attorney or are a named trustee or (b) an account over which an Access Person exercises investment decision-making authority for a charitable entity (c) an account for any company, partnership or other entity controlled by you or by a member of your Immediate Family, or in which you or that person has a significant interest;

Involuntary Purchase or Sale - Transactions that are outside of the Access Person’s control. This includes activities due to corporate reorganizations such as the acquisition or disposition of a Security through a stock dividend, dividend reinvestment, stock split, reverse stock split, merger, consolidation, spin-off, or other similar event generally applicable to all holders of the same class of securities. Receipt of securities as a gift or inheritance is also considered an Involuntary Purchase or Sale. This would also include a mandatory tender, any transactions executed by a broker to cover negative cash balances, a broker disposition of fractional shares, and debt maturities.

Voluntary tenders and other non-mandatory corporate actions are NOT considered involuntary.

Limited Offering - A Securities offering that is exempt from registration under the Securities Act of 1933 pursuant to
Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, such as a hedge fund offering or a private placement, including such investments managed by Barings. This also includes equivalent offerings elsewhere in the world.

Global Code of Ethics Policy	- 16 -

Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

No Direct or Indirect Control - Purchases, sales or dispositions of Securities over which an Access Person, or an Immediate Family Member, has no direct or indirect influence or control.

Examples could include but are not limited to transactions in a (a) blind trust, (b) non-discretionary account, or (c) wrap account

OEIC - An open-ended investment company as formed under the Open-Ended Investment Company Regulations 2001 in the United Kingdom. See also Open-End Investment Company.

Open-End Investment Company - An Investment Company as defined under the 1940 Act that is offering for sale or has outstanding any redeemable security, also known as a mutual fund. End Investment Company shall also include any similar type entity registered under the rules and regulations of a foreign jurisdiction provided that such entity: (a) issues shares that shareholders have the right to redeem on demand; (b) calculates net asset value on a daily basis in a manner consistent with the principles of section 2(a)(41) of the 1940 Act, and rule 2a-4 thereunder, as interpreted by the SEC and its staff; (c) issues and redeems shares at the net asset value that is next calculated after receipt of the relevant purchase or redemption order consistent with the forward pricing principles of rule 22c-1 under the 1940 Act; and (d) there is no secondary market in shares of such entity. Examples can include without limitation AUTs, OEICs, UITs, SICAV and UCITS.

It should be noted that shares of investment companies that are not analogous to Open-Ended Investment Companies because of the possibility of backwards pricing or otherwise are subject to all provisions applicable to Reportable Securities and will not be deemed to be shares of an Open-End Investment Company for purposes of the Code.

Personal Trading Assistant (“PTA”) - The intranet-based personal securities trading module used by Barings to facilitate pre-clearance, accurate reporting, and oversight of personal trading.

Registered Investment Company - An “investment company” registered with the SEC and as defined by Section 3(a) of the 1940 Act, and as regulated by the 1940 Act. Examples include, but are not limited to, Open-End Investment Companies (commonly known as mutual funds), Closed-End Investment Companies and unit investment trusts

Reportable Account - Any account in which an Access Person has Beneficial Interest or Investment Control and holds, or if the Access Person is associated with a U.S. entity, has the ability to hold, Reportable Securities. These include accounts carried in the Access Person’s name, either individually or jointly, or as a member of a partnership, by an Immediate Family Member, or other accounts in which an Access Person exercises investment discretion or control on behalf of another person or entity

Reportable Fund -

1. Any Closed-End Investment Company.

2.  Any Open-End Investment Company for which Barings serves as an investment adviser (or sub-adviser) or whose investment adviser (or sub-adviser) or principal underwriter controls, is controlled by, or is under common control with Barings, as well as any “shadow shares” of said funds offered through the various compensation plans offered by Massachusetts Mutual Life Insurance Company and its subsidiaries (e.g. MMLSeries Investment Fund and MML Series Investment Fund II, the MassMutual Premier Funds, Barings Funds Trust, the OppenheimerFunds Inc., Barings Emerging Markets Corporate Bond Fund, Barings Global Short Duration High Yield Fund ). A list of Reportable Funds is published from time to time by the Compliance Department and is always made available in PTA.

Reportable Security - Any Security as defined herein except those specifically identified as exempt from the initial holding report, annual holdings reports and quarterly transaction reports on Schedules A and B of this Code.

Reportable Security Held Or To Be Acquired - A Reportable Security which, within the most recent 15 calendar days (i) is or has been held by a Fund or a Client or (ii) is being or has been considered for purchase and sale by a Fund or a Client and (iii) where such information has been conveyed to Trustees. This includes any option to purchase or sell, and any Security that is convertible into or exchangeable for, any Reportable Security that was so held or considered. The relevant CCO may amend this definition to the extent necessary to comply with Rules 17j -1 under the 1940 Act and 204A-1 under the Advisers Act.

Restricted Fixed Income Instruments - Reportable Securities that include corporate bonds, notes, debentures, or loans; typically an investment that provides a return in the form of fixed periodic payments and the return of principal at maturity. Please refer to Schedule B of this Code for fixed income security types that may fall outside of this definition.

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

SEC - U.S. Securities and Exchange Commission.

Security - A “security” as defined by Section 3(a)(10) of the Securities Exchange Act of 1934, Section 202(a)(18) of the Advisers Act, Section 2(a)(36) of the 1940 Act or Section 92 of the Corporations Act.

The definition of Security is regardless of domicile or registration status (i.e. the term Security includes private or unregistered securities as well as listed and publicly-traded securities, and both).

Examples include but are not limited to any stock, treasury stock, security future, financial futures contract or option thereon, note, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, swap, or privilege on any “security” (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privileged entered into on a national securities exchange related to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. References to a Security in the Code shall include any warrant for, option in, or “security” or other instrument immediately convertible into or whose value is derived from that “security” and any instrument or right which is equivalent to that “security.”

Trustee - A trustee or director of a Fund. who is either an “interested person” or “disinterested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Undertakings for Collective Investment in Transferable Securities) (“UCITS”) - A European-regulated product, similar to a U.S.-registered mutual fund. UCITS funds must comply with investment restrictions that include limits on eligible assets, leverage and diversification, but provide investors the opportunity to invest in a wide variety of investment strategies. UCITS funds feature transparency, liquidity and a risk management framework.

Schedule E

GENERAL POLICIES FOR TRUSTEES

1. Standard of Conduct

The principles that govern Trustees’ and Certain Fund Officers’ (as determined by the relevant CCO or his or her designee) personal trading and standard of conduct include:

•	The affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of the Fund;

•	The requirement that all personal trading be in compliance with the Code and each Trustee’s or Certain Fund Officer’s fiduciary duty to the Fund;

•	The fundamental expectation that a Trustee or Certain Fund Officer should not take inappropriate advantage of his/her position; and

•	The requirement to comply with all applicable laws, rules, and regulations.

2. Requirements

a. Purchase or Sale of Reportable Securities

No Trustee or Certain Fund Officer can purchase or sell any Reportable Security with the actual knowledge that it is Being Considered for Purchase or Sale by or on behalf of a Fund for which they act as a Trustee or Certain Fund Officer.

b. Certificate of Compliance

Trustees and Certain Fund Officers are required to submit a written statement, within 30 calendar days after the end of each quarter, to the relevant CCO or his or her designee stating their compliance with the applicable requirements of the Code.

c. Holdings and Transaction Report Exemptions

With the exception of those Interested Trustees who are also Associates of Barings and therefore subject to all applicable reporting requirements of the Code, Disinterested and Interested Trustees and Certain Fund Officers are exempt from filing an Initial Holdings Report.

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

Disinterested and Interested Trustees and Certain Fund Officers are exempt from filing a Quarterly Transaction Report in accordance with the Reporting Obligations section, except if in the ordinary course of fulfilling official duties as a Trustee or Certain Fund Officer he or she knew or should have known that during the 15 calendar days immediately before and after their transaction that such Security was a Reportable Security Held Or To Be Acquired by the Fund or its investment adviser.

Interested Trustees are required to complete an Annual Holdings Report in accordance with the Reporting Obligations section of the Code. However, Disinterested Trustees and Certain Fund Officers are exempt from completing the Annual Holdings Report.

d. Serving on Boards of Directors or Trustees

Trustees and Certain Fund Officers must notify Barings’ Legal Department and/or the chief compliance officer of the Fund of any service on or termination from a business or non-business board of directors or board of trustees.

3. Reports

The relevant Fund CCO is required to:

•	Prepare a quarterly report documenting any material violations during the previous quarter and any other significant information concerning the application of the Code and report such information to Barings’ Conflicts Committee (or the equivalent committee at the relevant entity responsible for oversight of such matters), the Trustees of each Fund advised or sub-advised by Barings;

•	Prepare a report, at least annually, summarizing any material exceptions or exemptions concerning personal trading made during the past year; listing any violations requiring significant remedial action; and identifying any recommended changes to the Code or the procedures there under. The report should include any violations that are material, any sanctions imposed to such material violations, and any significant Conflict of Interest that arose involving the personal investment policies of the organization, even if the conflicts have not resulted in a violation of the Code. This report is required to be submitted to Barings’ Conflicts Committee (or the equivalent committee at the relevant entity responsible for oversight of such matters) and the Board of Trustees of each Fund; and

•	Annually certify, upon request, to each Fund’s Board of Trustees that policies and procedures are in place to reasonably prevent Access Persons from violating the Code.

Books and Records Retained

The table below identifies each Record that is required to be retained as it relates to this Policy. Records may be unique to the relevant jurisdiction or combined with records maintained by Barings LLC.

Description/ Requirement	Barings Record(s)	Creator	Owner	Retention Period	Source
Access Persons are required to acknowledge receipt of the Code and any amendments thereto	Various Code of Ethics Acknowledgements	Access Person	Compliance Department	10 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Exception request and Relevant CCO approval of exceptions	Personal Trading Exceptions	Access Person	Compliance Department	10 Years	Barings Corporate Policy Requirement

New Access Persons must file an Initial Holdings Report	Initial Holdings Report	Access Person	Compliance Department	10 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Access Persons will arrange for copies of confirmations of all Reportable Securities transactions and periodic account	Personal Brokerage Statements & Transaction Confirmations in lieu of Holdings and Transaction Reports	Access Person’s Brokerage Firm	Compliance Department	10 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

Description/ Requirement	Barings Record(s)	Creator	Owner	Retention Period	Source
statements to be sent by the Access Person’s broker(s) directly to Compliance

All Access Persons will submit a Quarterly Transaction Report and certify that the Quarterly Transaction Report lists all Reportable Security transactions	Quarterly Transactions Report and Certification	Access Person	Compliance Department	10 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Access Persons must submit an Annual Holdings Report	Annual Holdings Report	Access Person	Compliance Department	10 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Access Persons are required to certify to the list of their Reportable Accounts disclosed at this time, even if there are no Reportable Securities currently held in the accounts	Access Person Certification of Reportable Accounts	Access Person	Compliance Department	10 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Trustees will submit a written statement to the Relevant CCO that he or she has complied with the applicable requirements of this Code	Trustee Quarterly Transaction Certification or Waiver	Trustee	Compliance Department	10 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

The Relevant CCO will prepare a quarterly violation report as well as an annual material exception report	Relevant CCO Violation Reports	Compliance / Department	Compliance Department	10 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

The Relevant CCO will annually certify, to each Fund’s Board of Trustees, that Barings and each Fund it advises have adopted procedures	Quarterly Compliance Report to Fund Boards	Compliance Department	Compliance Department	10 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

A copy of the Code or any other Code which has been in effect during the most recent ten year period	Global Code of Ethics and Personal Securities Transactions Policy	Compliance Department	Compliance Department	10 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

A record of any Code violations	Code Violation Report	Compliance Department	Compliance Department	10 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Record of Sanction Memos sent to Access	Sanction Memos	Compliance Department	Compliance Department	10 Years	Rule 204A-1 of Advisors Act;

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

Description/ Requirement	Barings Record(s)	Creator	Owner	Retention Period	Source
Persons					Rule 17j-1 of 1940 Act

A list of all Access Persons currently or within the most recent ten year period who are or were required to make reports	Applicable Access Persons List	Compliance Department	Compliance Department	10 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

A record of the approval of, and rationale supporting, the acquisition of Initial Public Offerings, Limited Offerings and Co-Investments for at least eight years after the end of the fiscal year in which the approval is granted	Private Placement and IPO Participation Request Form, Co- Investment Request Form	Access Person	Compliance Department	10 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

Any material amendments to the Code will be reported to the relevant Board of Managers / Directors for review	Code of Ethics Policy Management Report	Compliance Department	Compliance Department	10 Years	Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

The Fund must approve any material changes to the codes of ethics of the Fund and its investment adviser	Trustee approvals of the Code	Compliance Department	Compliance Department	10 Years	Rule 17j-1 of 1940 Act

Record of Pre- clearance Requests (including those received under the Employee Co- Investment Policy)	Pre-clearance Requests	Access Persons	Compliance Department	10 Years	Barings Corporate Policy Requirement;

List of Reportable Funds	Reportable Funds List	MassMutual Corporate Compliance	Compliance Department	10 Years	Barings Corporate Policy Requirement

Code of Ethics Training Materials and supporting documentation	Code of Ethics Training Materials	Compliance Department	Compliance Department	10 Years	Barings Corporate Policy Requirement

Quarterly Client Certifications and Reporting	Officers and Client Quarterly Certifications	Applicable Fund or Trust Officers, Applicable Portfolio Managers	Compliance Department	10 Years	Barings Corporate Policy Requirement; Rule 204A-1 of Advisors Act; Rule 17j-1 of 1940 Act

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.

Original Date of Policy: October 2004 (Barings LLC) October 2012 (Barings Global Advisers Limited and Barings
(U.K.) Limited)

Last Revision Date: December 2017

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Not for External distribution unless otherwise approved by Barings’ Compliance Department in advance of each use.